                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant    [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ]      Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(6)(2)

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Under Rule 14A-12

                          FIRSTWAVE TECHNOLOGIES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            ------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(1)(1)(4) and
         0-1 1.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of class of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                  ---------------------------------------

         (4) Act Rule 0-1l (set forth the amount on which the filing fee is calculated and state how it was determined):
                                                              ------------------

         Check box if any part of the fee is offset as provided by Exchange Act Rule O-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
                                         ---------------------------------------
         (2)      Form, Schedule or Registration Statement No.:
                                                               -----------------
         (3)      Filing Party:
                               -------------------------------------------------
         (4)      Date Filed:
                             ---------------------------------------------------

                          FIRSTWAVE TECHNOLOGIES, INC.
                                   SUITE 1000
                              2859 PACES FERRY ROAD
                             ATLANTA, GEORGIA 30339

                                                                  April 25, 2001

Dear Shareholder:

         You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Firstwave Technologies, Inc. (the "Company"), which will be held at 2:00 p.m. on Monday, May 14, 2001, at the Company's Corporate Offices, 2859 Paces Ferry Road, Suite 1000, Atlanta, Georgia 30339.

         The principal business of the meeting will be (i) to elect five directors until the next annual meeting, (ii) to present for shareholder approval an amendment of the Company's 1993 Stock Option Plan to increase the number of shares reserved for future grants under the plan from 1,200,000 to 1,400,000, and (iii) to present for shareholder approval an amendment of Company's Employee Stock Purchase Plan to increase the number of shares of common stock reserved for possible purchase by Company employees from 70,000 to 90,000. During the meeting, we will review the results of the past year and report on significant aspects of our operations for 2001.

         YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, please take the time to complete, sign, date, and return the enclosed proxy card in the postage prepaid envelope provided so that your shares will be voted at the meeting. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your vote.

                                    Sincerely yours,

                                    /s/ Richard T. Brock

                                    Richard T. Brock
                                    President and Chief Executive Officer

                          FIRSTWAVE TECHNOLOGIES, INC.
                                   SUITE 1000
                              2859 PACES FERRY ROAD
                             ATLANTA, GEORGIA 30339

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         The 2001 Annual Meeting of Shareholders of Firstwave Technologies, Inc. (the "Company") will be held at 2:00 p.m. on Monday, May 14, 2001, at the Company's Corporate Offices, 2859 Paces Ferry Road, Suite 1000, Atlanta, Georgia 30339. The meeting is called for the following purposes:

         (1) To elect five directors until the next annual meeting and until their successors are elected and qualified;

         (2) To present for shareholder approval an amendment of the Company's 1993 Stock Option Plan to increase the number of shares reserved for future grants under the plan from 1,200,000 to 1,400,000;

         (3) To present for shareholder approval an amendment of the Company's Employee Stock Purchase Plan to increase the number of shares of common stock reserved for possible purchase by Company employees from 70,000 to 90,000; and

         (4) To transact such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on March 20, 2001, as the record date for the purpose of determining the shareholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

                                    By order of the Board of Directors,

                                    /s/ Richard T. Brock

                                    Richard T. Brock
                                    President and Chief Executive Officer

April 25, 2001
Atlanta, Georgia

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE REQUEST YOU COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED.

                          FIRSTWAVE TECHNOLOGIES, INC.
                                   SUITE 1000
                              2859 PACES FERRY ROAD
                             ATLANTA, GEORGIA 30339

                                 PROXY STATEMENT

         This Proxy Statement is furnished by and on behalf of the Board of Directors of Firstwave Technologies, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company to be held at 2:00 p.m. on Monday, May 14, 2001, at the Company's Corporate Offices, 2859 Paces Ferry Road, Suite 1000, Atlanta, Georgia 30339, and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed proxy card will be first mailed on or about April 25, 2001 to the Company's shareholders of record on March 20, 2001 (the "Record Date").

         THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                             SHARES ENTITLED TO VOTE

         Proxies will be voted as specified by the shareholders granting the proxy. Unless contrary instructions are specified, if the enclosed proxy card is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock, no par value per share ("Common Stock"), of the Company represented thereby will be voted FOR the election as directors of the nominees listed in this Proxy Statement and for the other proposals recommended herein. The submission of a signed proxy will not affect a shareholder's right to attend and to vote in person at the Annual Meeting, without compliance with any corporate formalities. A shareholder who executes a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company either a written revocation or an executed proxy bearing a later date or by attending and voting in person at the Annual Meeting.

         Only holders of record of Common Stock as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 6,294,994 shares of Common Stock (the "Shares") outstanding. Holders of Shares authorized to vote are entitled to cast one vote per Share on all matters. The holders of a majority of the Shares entitled to be voted must be present or represented by proxy to constitute a quorum. Shares as to which authority to vote is withheld, abstentions, and broker non-votes are counted in determining whether a quorum exists.

         Under Georgia Law, directors are elected by the affirmative vote, in person or by proxy, of a plurality of the shares entitled to vote in the election at a meeting at which a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than the persons, if any, nominated for the same seat on the Board of Directors. Accordingly, shares with respect to which authority to vote is withheld will not be included in vote totals and will not be considered in determining the outcome of the vote.

         Any other matters that may properly come before the Annual Meeting requires the affirmative vote of a majority of the Shares present in person or by proxy and entitled to vote on such matter. Abstentions will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes. Broker non-votes will not be counted as votes for or against approval of the proposals or any other matter properly brought before the Annual Meeting and therefore will not affect the outcome of any such vote.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         The Board of Directors of the Company presently consists of five members. The current terms of all existing directors expire upon the election and qualification of the directors to be selected at this Annual Meeting. The Board of Directors has nominated the present members of the Board of Directors, Roger A. Babb, Richard T. Brock, John F. Keane, Michael T. McNeight, and James
R. Porter, for re-election to the Board of Directors at the Annual Meeting, each to serve until the 2002 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

         All Shares represented by properly executed proxies received in response to this solicitation and not revoked before they are exercised will be voted in the manner specified therein by the shareholders. If no specification is made, the proxy will be voted FOR the election of the nominees listed in this Proxy Statement to the Board of Directors. Each nominee has consented to serve as a director of the Company if elected. If at the time of the Annual Meeting any nominee is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy card will be exercised to vote for a substitute candidate designated by the Board of Directors, but in no event will the proxy be voted for more than five nominees. The Board of Directors has no reason to believe that any of its nominees will be unable or will decline to serve as a director.

         Shareholders may withhold their votes from the entire slate of nominees by so indicating in the space provided on the enclosed proxy card. Shareholders may withhold their votes from any particular nominee by writing that nominee's name in the space provided for that purpose on the enclosed proxy card.

         Set forth below is certain information furnished to the Company by each nominee.

DIRECTOR NOMINEE BIOGRAPHICAL INFORMATION

ROGER A. BABB
Age: 54

         Mr. Babb has been a director of the Company since March, 1999. He is President and Founder of Operation Simulation Associates, Inc., a software company developing power system simulation software and providing consulting services to the electric power industry. He is also Chief Executive Officer of Babb Cellular Concrete International and Vice President of Babb Lumber Company, Inc., related building material manufacturing companies. He earned his BS in Electrical Engineering from the Georgia Institute of Technology.

RICHARD T. BROCK
Age: 53

         Mr. Brock has been a director of the Company since the Company's inception in October 1984, and currently serves as the Company's President and Chief Executive Officer. He also served as the Company's Chief Executive Officer from October 1984 until November 1992, and from November 1994 until December 1996. Mr. Brock is the founder of Brock Capital Partners, a capital investment firm. He is also a director of Datastream Systems, Inc., a leading provider of maintenance software. Prior to founding the Company, Mr. Brock founded and served as Chief Executive Officer of Management Control Systems, Inc. Mr. Brock received a MBA from Louisiana State University and a BS from Spring Hill College. He is also a Certified Public Accountant.

JOHN F. KEANE
Age: 69

         Mr. Keane has been a director of the Company since December 1997. He is Chairman of Keane, Inc., an application development, outsourcing, and integration services firm, which he founded in 1965. Previous to this, Mr. Keane held various positions in marketing for IBM and was a consultant for Arthur D. Little. He serves as a director of Perkin Elmer, a global technology company that supplies products to industrial markets. He is a graduate of Harvard College and Harvard School of Business.

MICHAEL T. MCNEIGHT
Age: 56

         Mr. McNeight has been a director of the Company since May 1998. He served as Vice President of Sales Operations of Internet Security Systems, Inc., a software company providing network security analysis and intrusion detection systems from 1996 until his retirement in 2000. From 1995 to 1996, Mr. McNeight was Senior Vice President at TSW International, Inc., a leading supplier of plant performance and maintenance management software. From 1993 through 1994, he served as Vice President and then President and Chief Executive Officer of Aurum Software, Inc., a leading software company specializing in sales, marketing and customer support automation. He received his BA from Oklahoma State University and his MS from Texas Christian University.

JAMES R. PORTER
Age: 65

         Mr. Porter has been a director of the Company since the Company's initial public offering in March 1993. He served from September 1985 until February 1997 as President, Chief Executive Officer and a director of Triad Systems Corporation, a provider of business and information management solutions for the retail hard lines industry and the automotive aftermarket. From February 1997 through June 1999, Mr. Porter served as Chairman of the Board of CCI/Triad and continues to serve on the CCI/Triad Board of Directors. Previously, he served as Executive Vice President of Informatics General Corporation and United Systems International. Mr. Porter serves on the Board of Regents of Pepperdine University and on the Board of Trustees of Abilene Christian University. Mr. Porter is also a director of Silicon Valley Bank, Cardone Industries, Inc., Cellular Technical Services, CCI/Triad, and American Central Gas Technologies. Mr. Porter earned his BS from Texas A&M and attended Harvard Graduate School of Business.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE
               ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

         The Company's Board of Directors held five meetings during 2000. The Board has an Audit Committee and a Compensation Committee, but does not have a Nominating Committee. No director attended less than 75% of the aggregate number of meetings of the Board and the committees of the Board on which he served, except for Mr. Keane who attended 60% of all meetings of the Board and the committees of the Board.

         The Audit Committee in 2000 consisted of Messrs. Keane, McNeight, Porter, and Babb. Mr. Keane served as Chairman of the Audit Committee during 2000. The responsibilities of the Audit Committee include, in addition to such other duties as the Board may specify, reviewing and making recommendations to the Board regarding the Company's engagement of independent accountants, the annual audit of the Company's financial statements, and the Company's internal accounting practices and policies. The Audit Committee met twice during 2000. The Audit Committee adopted its Audit Committee Charter on March 29, 2001. Please see the Report of the Audit Committee on Page 17.

         The Compensation Committee in 2000 consisted of Messrs. Keane, McNeight, Porter, and Babb. Mr. Porter served as Chairman of the Compensation Committee during 2000. The responsibilities of the Compensation Committee include, in addition to such other duties as the Board may specify, making recommendations to the Board regarding compensation arrangements for senior management of the Company (including annual bonus compensation), the adoption of any compensation plans in which management is eligible to participate and the grants of stock options or other benefits under such plans. The Compensation Committee met four times during 2000.

         During 2000, each non-management director of the Company received an annual retainer of $5,000 and a fee of $2,500 for each day on which he attended a Board or committee meeting. During 2000, each non-management director of the Company was granted options to purchase a total of 5,000 shares of Common Stock pursuant to the Company's 1993 Stock Option Plan. All such options were granted at fair market value on the date of grant, vest over four years, and have an exercise period of ten years. All directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings.

EXECUTIVE OFFICERS

         The executive officers of the Company serve at the discretion of the Board of Directors. At the end of 2000, the executive officers of the Company consisted of Richard T. Brock, R. Kelly Mayo, Deborah L. Schum, and Judith A. Vitale. Ms. Schum left the Company in January of 2001. Set forth below is certain information furnished by each of the current officers of the Company.

RICHARD T. BROCK - Please see biographical information contained on Page 2.

R. KELLY MAYO
Age: 39

         Mr. Mayo joined the Company in December of 2000 as the Vice President of Technical Services. Before joining Firstwave, Mr. Mayo was responsible for managing the Professional Services department for S1 Corporation, a provider of innovative eFinance solutions and services that are centered on banking, brokerage and insurance. Prior to S1, Mayo served as the Managing Consultant for International Systems Consultants, Inc., a provider of consulting and training services. From 1992 to 1999, Mr. Mayo held several Project Management positions at The Coca-Cola Company. Mr. Mayo has a BSBA in Data Processing/Quantitative Analysis from the University of Arkansas.

JUDITH A. VITALE
Age: 46

         Ms. Vitale has served the Company as Vice President of Finance and Administration since May 1999. Prior to that time, she held various positions with the Company since its formation in October 1984, including Director of Finance and Administration, Manager of Administration, Manager of Finance, and Corporate Controller. From 1979 until the formation of the Company, Ms. Vitale was the Manager of Administration at Management Control Systems, Inc., also founded by Mr. Brock.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Directors, executive officers, and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all of its directors and executive officers complied during 2000 with all applicable Section 16(a) filing requirements.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth information concerning (i) those persons known by management of the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) the directors and director nominees of the Company, (iii) the executive officers named in the Summary Compensation Table included elsewhere herein (the "Named Executive Officers"), and (iv) all directors and current executive officers of the Company as a group. Except as otherwise indicated in the footnotes below, such information is provided as of March 20, 2001. According to rules adopted by the SEC, a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant, or right, conversion of a security or otherwise. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned, and their address is 2859 Paces Ferry Road, Suite 1000, Atlanta, Georgia 30339. An asterisk in the percent of class column indicates beneficial ownership of less than 1% of the outstanding Common Stock.

                                                              Amount and Nature
                                                                of Beneficial           Percent of
Name of Beneficial Owner                                         Ownership                 Class
------------------------                                      -----------------         ----------

Richard T. Brock ......................................         2,461,346(1)                35.0
Roger A. Babb .........................................            75,610(2)                 1.1
James R. Porter .......................................            54,209(3)                   *
Judith A. Vitale ......................................            19,270(4)                   *
John F. Keane .........................................            18,750(5)                   *
Michael T. McNeight ...................................            18,750(6)                   *
Deborah L. Schum ......................................             - 0 -
All directors and executive officers as a group
   (7 persons) ........................................         2,647,935(7)                38.2

---------------
(1) Includes 22,500 shares subject to options exercisable and 670,622 shares that may be acquired upon conversion of preferred stock on or before May 20, 2001.
(2) Includes 11,250 shares subject to options exercisable on or before May 20, 2001.
(3) Includes 19,250 shares subject to options exercisable and 9,259 shares that may be acquired upon conversion of preferred stock on or before May 20, 2001.
(4) Includes 19,260 shares subject to options exercisable on or before May 20, 2001.
(5) Includes 18,750 shares subject to options exercisable on or before May 20, 2001.
(6) Includes 18,750 shares subject to options exercisable on or before May 20, 2001.
(7) Includes 109,760 shares subject to options exercisable and 679,881 shares that may be acquired upon conversion of preferred stock on or before May 20, 2001.

                             EXECUTIVE COMPENSATION

         Under the SEC rules for proxy statement disclosure of executive compensation, the Compensation Committee of the Board of Directors of the Company has prepared the following report on executive compensation. Set forth below is a discussion of the Company's executive compensation philosophy and policies as established and implemented by the Compensation Committee for 2000.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         In early 2000, the Compensation Committee set the levels and types of compensation for its executive officers for 2000 based generally upon (i) perceived levels and types of compensation paid by the Company's competitors to their executive officers, (ii) the desire to have some portion of each executive officer's compensation be incentive in nature, and (iii) an evaluation of each executive officer's ability to contribute to the continued success of the Company.

         In determining appropriate compensation packages for employees, the Compensation Committee has worked toward establishing an increasingly objective policy which is designed to:

         - Provide for an annual evaluation of the base salaries and incentive compensation paid to key employees in an effort to maintain the Company's competitive position;

         - Emphasize the incentive aspect of compensation for sales personnel by making the incentive element (primarily commissions) comprise as much as 60% of the total compensation package for such personnel;

         - Motivate and reward officers and align their interests with the interests of shareholders through the grant of stock options; and

         - Establish compensation packages such that the Company's key employees are paid in the top one-half of the "market" for comparable positions.

         As noted above, the Compensation Committee annually evaluates and adjusts, if necessary, the proportions of the base, short-term incentive, and long-term incentive compensation components of each officer's compensation package to accommodate for changes in the market for such officers' services and to encourage desired individual performance modifications. Changes in total compensation levels are made annually based on an assessment of each officer's performance and the composition of the officer's current compensation package. Such changes in annual compensation are effective on January 1 of each year. Performance is judged according to the following criteria:

         (1) The officer's ability to meet financial performance goals of the Company for which he or she has significant responsibility;

         (2) The officer's ability to orchestrate projects and implement strategies in a timely manner within his or her department or functional unit in the context of company plans;

         (3) The officer's ability to use problem-solving, communication, and technical skills effectively, and

         (4) The officer's ability to handle administrative matters and relationships with other employees professionally.

         In light of the Company's compensation policy, the components of its executive compensation program in 2001 will be base salaries, short-term incentive awards in the form of cash bonuses or commissions, and long-term incentive awards in the form of stock options. The procedure used to determine the level of each of these components of compensation is discussed in more detail below.

         Base Salaries. The Compensation Committee typically reviews various studies and reports regarding base salary levels for officers of other public companies in the software industry holding the same or similar positions as the executive officers of the Company. Although the data used by such compensation consultants may be available publicly, the Compensation Committee uses such industry information in the form provided by its compensation consultants to take advantage of the analytical input provided by such consultants that makes such industry information more directly applicable to the Company and the functions performed by its executive officers. The Compensation Committee then sets each officer's salary level based on the officer's experience level, the scope and complexity of the position held (taking into account any changes to be made), and the officer's performance during the past year. Generally, base salaries are targeted to be in the 50 to 65 percentile range of compensation paid by such other companies, although in certain instances base salaries may be set higher to attract and retain exceptional employees.

         Short-Term Incentive Compensation -- Bonuses and Commissions. The goal of the short-term incentive component of the Company's compensation packages is to place a significant portion of each officer's compensation at risk to encourage and reward a high level of performance each year. For 2000, the Compensation Committee first determined that the principal measures for determining the incentive element of short-term compensation for executive officers should be meeting budgeted pre-tax and pre-investment income or loss projections and meeting budgeted revenues. The Company experienced 35% achievement of the goals, and, as a result, the company performance incentive element of the short-term bonus package for the Company's executive officers resulted in payout of 35% of the short-term incentive bonuses in 2000.

         Generally, the Compensation Committee seeks to set short-term incentive compensation levels at 20% to 60% of salary. The criteria for earning bonuses differ slightly for each officer depending upon his or her functional duties, but generally includes a Company-level financial performance target (usually growth in revenues and/or operating income, as indicated above) and individual performance objectives (not necessarily financial in nature).

         Long-Term Incentive Compensation -- Stock Options. The goal of the long-term incentive component of the Company's compensation packages is to secure, motivate, and reward officers and align their interests with the interests of shareholders through the grant of stock options. Under the Option Plan, the Compensation Committee is authorized to grant incentive and non-qualified stock options to key employees. The number of options granted is based on the position held by the individual, his or her performance, the prior level of equity holdings by the officer and the Compensation Committee's assessment of the officer's ability to contribute to the long-term success of the Company. The Compensation Committee receives and takes into account data provided by its compensation consultants regarding executives in comparable positions and management's recommendations concerning proposed option grants. No particular weight is given to any single factor. Options granted generally vest in equal annual increments over a period of two to four years and terminate at the end of 10 years. For a summary of option grants in 2000 to the Company's Named Executive Officers, see "Executive Compensation Tables - Table II - Option Grants in 2000."

         Compensation of the Chief Executive Officer. The Compensation of Mr. Brock was established for 2000 by the Compensation Committee. His base salary for 2000 was $240,000. The salary was based on the Compensation Committee's assessment of Mr. Brock's contributions to the Company and his experience and capabilities in the Company's industry. Mr. Brock's short-term incentive was $120,000 of which he received $38,220, determined by the Company performance incentive bonus described above as short-term incentive compensation.

         Limitations on Deductibility of Compensation. Under the Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company's five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer's overall compensation exceeds $1,000,000. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1,000,000 base. Although the Compensation Committee has not and does not presently intend to award compensation in excess of the $1,000,000 cap, it will continue to address this issue when formulating compensation arrangements for executive officers.

                                             THE COMPENSATION COMMITTEE
                                             OF THE BOARD OF DIRECTORS
                                             Roger A. Babb
                                             John F. Keane
                                             Michael T. McNeight
                                             James R. Porter, Chairman

         The report on executive compensation of the Board of Directors shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof in the Company's Annual Report to Shareholders or Form 10-K.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2000, the Compensation Committee of the Board of Directors consisted of Messrs. Babb, Keane, McNeight, and Porter, with Mr. Porter serving as Chairman. None of such members serves or has served as an officer or employee of the Company. No executive officer of any entity with an executive officer of the Company serving as one of its directors served on the Company's Board of Directors during 2000.

CERTAIN TRANSACTIONS

         On April 26, 1999, the Company sold 10,000 shares of its Series A Convertible Preferred Stock for an aggregate purchase price of $1,000,000 to Mr. Brock, the Company's Chief Executive Officer. The Series A Convertible Preferred Stock accumulates dividends at a rate of 9% that are payable annually in cash or stock when declared by the Board of Directors. For the year of 1999, the Board of Directors declared and the Company paid $61,444 of such dividends in cash to Mr. Brock in January, 2000, pursuant to the terms of the preferred stock. For the year of 2000, the Board of Directors declared the dividends in the amount of $90,000 to be paid in cash with interest over twelve months, in equal payments, to Mr. Brock, beginning February 15, 2001, pursuant to the terms of the preferred stock. The Preferred Stock is convertible into Common Stock of the Company at the option of the holder at a conversion price of $2.06.

         On November 15, 2000, the Company sold 5000 shares of its Series B Convertible Preferred Stock for an aggregate purchase price of $500,000 to Mr. Brock, and issued 250 shares of its Series B Convertible Preferred Stock for an aggregate purchase price of $25,000 to Mr. Jim Porter, a director of the Company. The Series B Convertible Preferred Stock accumulates dividends at a rate of 9% that are payable annually in cash or stock when declared by the Board of Directors, on December 31st of each year, commencing December 31, 2001. The Preferred Stock is convertible after a period of six months from issuance into Common Stock of the Company at the option of the holder at a conversion price of $2.70.

         On February 12, 2001, Richard Brock loaned the Company $750,000, pursuant to the terms of a promissory note with interest paid annually at nine percent (9%), with a maturity date of January 15, 2002.

         Other than compensation arrangements described elsewhere in this Proxy Statement and the above referenced transactions, the Company was not a party to any transaction (or series of transactions) nor did it have any relationship with any related party requiring disclosure of such transaction or relationship under applicable SEC disclosure rules during 2000.

EXECUTIVE COMPENSATION TABLES

         The following tables set forth certain information required by the SEC relating to various forms of compensation earned by the persons serving as Chief Executive Officer ("CEO") of the Company during 2000 and the other executive officers whose total salary and bonus for 2000 equaled or exceeded $100,000.

TABLE I - SUMMARY COMPENSATION TABLE

         Table I presents the total compensation paid to or accrued by the Named Executive Officers during 1998, 1999, and 2000.

                                                  Annual Compensation               Long-Term             All Other
                                           ----------------------------------    Compensation (1)      Compensation(2)
                                                                    ($)          ----------------      ---------------
                                             ($)       ($)     Other Annual          Options
Name and Position                  Year    Salary     Bonus   Compensation(3)          (#)                   ($)
-----------------                  ----    -------    ------  ---------------    ----------------      ---------------
Richard T. Brock(4)                2000    240,000    38,220         0                     0                    0
    President and CEO              1999    160,000    51,075         0                     0                    0

Deborah L. Schum(5)                2000    130,000    47,744         0                20,000                1,597
    Former Vice President,         1999     83,333    86,231         0                20,000                1,137
    North American Sales           1998     63,654    54,000         0                 5,000                  364

Judith A. Vitale,                  2000    138,333    17,200         0                10,000                2,328
    Vice President,                1999    110,000    21,282         0                25,000                1,857
    Finance & Administration       1998    100,000    18,625         0                 5,000                1,962

---------------
(1) The Company did not award any restricted stock or other long-term incentives other than stock options during 1998, 1999 or 2000 to its officers. Accordingly, columns relating to such awards have been omitted.
(2) Consists of Company matching contributions to the indicated person's 401 (k) plan account.
(3) Information with respect to certain perquisites and other personal benefits awarded to the named executive officers has been omitted because in each case, the aggregate value of these items is less than $50,000 or 10% of the executive's annual salary and bonus for the years reported above.
(4)      Mr. Brock joined the Company as an executive officer on March 26, 1999.
(5) Ms. Schum joined the Company on February 24, 1998, and resigned in January 2001.

TABLE II - OPTION GRANTS IN 2000

         Table II presents information regarding options granted to the Named Executive Officers during 2000 to purchase shares of the Common Stock. In accordance with SEC rules, the table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                                                                                           Potential Realizable
                                                                                             Value at Assumed
                                                 Individual Grants                           Annual Rates of
                                   --------------------------------------------                Stock Price
                        No. of     % of Total                                                Appreciation for
                      Securities     Options        Exercise                                    Option Term
                      Underlying   Granted to        or Base                             --------------------------
                       Options      Employees         Price            Date of             5%               10%
Name                   Granted     during Year      ($/Share)        Expiration           ($)               ($)
----                  ---------    -----------      ---------        ----------         --------          --------

Mr. Brock             20,000(1)        3.9%           6.3125           2/06/10          $ 79,398          $201,210

Ms. Schum             20,000(1)        3.9%            3.375           1/03/10          $ 42,450          $107,578

Ms. Vitale            10,000(1)        2.0%           6.3125           2/06/10          $ 39,699          $100,605

---------------

(1) These options become exercisable in 25% increments on the first, second, third, and fourth anniversaries of the date of grant. Shares may be withheld upon exercise to pay applicable withholding taxes. Under certain circumstances, the options are subject to immediate vesting in the event of a change of control of the Company.

TABLE III - AGGREGATED OPTION EXERCISES IN 2000 AND 2000 YEAR-END OPTION VALUES

         Table III presents information regarding options exercised for shares of the Common Stock during 2000 and the value of unexercised options held at December 31, 2000. There were no SARs outstanding during 2000. The value of unexercised in-the-money options at year-end was calculated based on $1.0625, the closing sale price of a share of Common Stock reported on the Nasdaq National Market on December 31, 2000.

                                                            Number of        Value of Unexercised
                                                           Unexercised       In-the-Money Options
                          Shares                           Options at           at Year-End(1)
                        Acquired                          Year-End (#)               $
                       On Exercise     Value Received     Exercisable/          Exercisable/
Name                        #                $            Unexercisable         Unexercisable
----                   -----------     --------------    ---------------     --------------------

Ms. Vitale                12,000          164,732        15,510 / 33,000         $0 / $0(2)

(1) Value of Unexercised In-the-Money Options at December 31, 2000 is calculated as follows: Per Share Closing Sale Price on December 31, 2000 Less Per Share Exercise Price times the Number of Shares Subject to Unexercised Options. The per share price on December 31, 2000 was $1.0625.

(2) The exercise price of the stock options exceeded the per share closing sale price of the Common Stock on December 31, 2000. Accordingly, the value of such options is not reflected in this table.

PERFORMANCE GRAPH

         The following indexed line graph indicates the Company's total return to shareholders from December 31, 1995 to December 31, 2000, as compared to total return for the Russell 2000 and Russell 2000-Technology indices for the same period. The Russell 2000 index is comprised of the 2,000 publicly traded companies with market capitalizations (in terms of number of shares outstanding) ranked immediately below the 1,000 companies with the highest market capitalizations. The Russell 2000-Technology index is comprised of the 2,000 publicly traded companies in the high-technology industry with market capitalizations (in terms of number of shares outstanding) ranked immediately below the 1,000 companies in the high-technology industry with the highest market capitalizations.

                                    [CHART]

                                DECEMBER 31    DECEMBER 31    DECEMBER 31   DECEMBER 31    DECEMBER 31   DECEMBER 31
                                   1999           1996           1997          1998           1999          2000

FIRSTWAVE TECHNOLOGIES, INC.        100             40             34            32             33            10
RUSSELL 2000-TECHNOLOGY INDEX       100            111            112           127            255           142
RUSSELL 2000 INDEX                  100            116            143           139            168           163

                     PROPOSAL 2 - AMENDMENT OF THE COMPANY'S
                             1993 STOCK OPTION PLAN

DESCRIPTION OF PLAN AND PROPOSED AMENDMENT

         The Firstwave Technologies, Inc. 1993 Stock Option Plan (the "Option Plan") permits the issuance of both incentive and non-qualified stock options to purchase Common Stock to directors and key employees of the Company. The Option Plan currently provides for the grant of options to purchase up to 1,200,000 shares of Common Stock to such directors and key employees. As of March 20, 2001, options to purchase 1,067,153 shares (net of forfeitures) had been granted under the Option Plan, leaving 132,847 shares available for future grants. The number of shares reserved under the Option Plan is subject to adjustment in the event of stock dividends, stock splits, recapitalizations, and similar events. The primary purpose of the Option Plan is to secure and retain employees and directors by giving them an opportunity to invest in the future success of the Company.

         The proposed amendment of the Option Plan, if approved by the shareholders of the Company, would increase from 1,200,000 to 1,400,000 the number of shares available for grants of options under the Option Plan. If the amendment of the Option Plan is approved, the Company will have 332,847 shares available for future grants under the Option Plan. Options to purchase shares of Common Stock reserved for issuance under the Option Plan may be granted to employees (66 persons as of March 20, 2001), including executive officers (three persons), and to non-employee directors (four persons).

DESCRIPTION OF THE OPTION PLAN

         The Option Plan is administered by a committee of the Board of Directors made up at least two members. The Board of Directors will consider the advisability of complying with the disinterested standards contained in Section 162(m) of the Internal Revenue Code (the "Code") and in Rule 16(b)(3) (promulgated under the Securities Exchange Act of 1934) when appointing members. The Compensation Committee of the Board of Directors presently serves in this capacity.

         The Compensation Committee selects the individuals to receive options, determines the type of option granted, the number of shares subject to an option and the other terms and conditions of an option consistent with the provisions of the Option Plan; provided, however, that all terms and conditions of the grants of options to directors, as described below, are determined by the provisions of the Option Plan. No employee, however, may be granted during any single fiscal year of the Company the rights to shares of Common Stock under options and stock appreciation rights which, in the aggregate, exceed 100,000 shares of Common Stock. The Compensation Committee also interprets the provisions of the Option Plan and may prescribe, amend and rescind rules and regulations relating to it. The Compensation Committee is also under certain circumstances authorized to delegate to one or more officers of the Company authority to grant options to any prospective optionee who is not and will not at the time of the option grant be a "reporting person" for purposes of Section 16 of the Securities Exchange Act of 1934.

         Options granted pursuant to the Option Plan are nontransferable except by will or the laws of descent and distribution. The exercise price of each option granted may be paid in cash or, if the optionee's agreement so provides, in shares previously owned by the optionee, by any combination of shares and cash or by means of a "cashless exercise" through a broker. The term of an incentive stock option may not exceed ten years from the date of grant and the exercise price of an incentive stock option may not be less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value if the optionee owns more than 10% of the outstanding Common Stock).

         Options granted under the Option Plan are exercisable in such amounts, at such intervals and upon such terms as the Compensation Committee shall provide in written agreements reflecting the options, subject to certain limitations specified in the Option Plan.

         Each non-management director is eligible to receive an option to acquire 5,000 shares of the Common Stock annually if they continue in service through their respective service anniversary dates (as described in The Plan). These grants of options to directors have a term of ten years and become exercisable in annual one-fourth increments following the date of grant and have a per share exercise price equal to the fair market value of a share of Common Stock determined as of the option grant date.

         Prior to certain changes of control of the Company, unless the surviving entity agrees to assume the options, provisions shall be made to cause each outstanding option to become fully exercisable prior to the change in control and to terminate upon consummation of the transaction or event causing the change in control.

         For additional information concerning the number and type of options issued pursuant to the Option Plan through the end of 2000, see "Executive Compensation - Table I - Summary Compensation Table" and "- Table II - Option Grants in 2000." For additional information concerning option exercises in 2000, see "Executive Compensation - Table III - Aggregated Option Exercises in 2000 and 2000 Year-End Option Values." As of March 20, 2001, the closing sale price of a share of Common Stock reported on the Nasdaq National Market was $1.219.

         Set forth below is the number of incentive and non-qualified options that had been granted to certain employees and certain groups of employees or directors and remained outstanding as of December 31, 2000.

                                                                     Incentive            Non-Qualified
         Name                                                    Options Granted(1)     Options Granted(1)
         ----                                                    ------------------     ------------------

         Richard T. Brock....................................          20,000                25,000
         R. Kelly Mayo.......................................          25,000                     0
         Deborah L. Schum....................................          45,000                     0
         Judith A. Vitale....................................          48,510(2)                  0


         All current executive officers as a group
          (3 persons)........................................          93,510                25,000
         All current directors who are not
          Executive officers as a group (4 persons)..........               0               120,000
         All non-executive employees as a group
          (78 persons).......................................         565,288(2)            146,800

         ---------------

         (1) Except as indicated below, options granted to executive officers and non-executive employees become exercisable in 25% increments on the first, second, third and fourth anniversaries of the date of grant. All of the options granted expire ten years from the date of grant or earlier if the optionee dies or ceases to be employed by the Company.

         (2) A portion of these options becomes exercisable in 50% increments when the Company's stock price reaches $8.00 and $12.00, respectively, or 5 years, whichever occurs first.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion outlines generally the federal income tax consequences of participation in the Option Plan. Individual circumstances may vary these results. The federal income tax law and regulations are frequently amended, and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Option Plan.

         NON-QUALIFIED STOCK OPTIONS. The recipient of a non-qualified option under the Option Plan is not subject to any federal income tax upon the grant of such option nor does the grant of the option result in an income tax deduction for the Company. As a result of the exercise of an option, the recipient generally will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares transferred to the recipient upon exercise over the exercise price. Such fair market value generally will be determined on the date the shares of Common Stock are transferred pursuant to the exercise. However, if the recipient is subject to
Section 16(b) of the Exchange Act, the date on which the fair market value of the shares transferred is determined will be the earlier of the last day of the six-month period beginning on the date the "property" is "purchased" or the first day on which a sale of the "property purchased" will not subject the recipient to suit under Section 16(b) of the Exchange Act. Alternatively, if such a recipient makes a timely election under Section 83(b) of the Code, such fair market value will be determined on the date the shares are transferred pursuant to the exercise without regard to the effect of Section 16(b) of the Exchange Act. The recipient will recognize ordinary income in the year in which the fair market value of the shares transferred is determined. The Company generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the recipient when such ordinary income is recognized by the recipient, provided the Company satisfied applicable federal income tax withholding requirements.

         Depending on the period the shares of Common Stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the non-qualified option was exercised.

         Special tax rules apply to a recipient who exercises a non-qualified option by paying the exercise price, in whole or in part, by the transfer of shares of Common Stock to the Company.

         INCENTIVE STOCK OPTIONS. The recipient of an incentive stock option is not subject to any federal income tax upon the grant of such an option pursuant to the Option Plan, nor does the grant of an incentive stock option result in an income tax deduction for the Company. Further, a recipient will not recognize income for federal income tax purposes and the Company normally will not be entitled to any federal income tax deduction as a result of the exercise of an incentive stock option and the related transfer of shares of Common Stock to the optionee. However, the excess of the fair market value of the shares transferred upon the exercise of the incentive stock option over the exercise price for such shares generally will constitute an item of alternative minimum tax adjustment to the optionee for the year in which the option is exercised. Thus, certain optionees may increase their federal income tax liability as a result of the exercise of an incentive stock option under the alternative minimum tax rules of the Code.

         If the shares of Common Stock transferred pursuant to the exercise of an incentive stock option are disposed of within two years from the date the option is granted or within one year from the date the option is exercised, the optionee generally will recognize ordinary income equal to the lesser of (i) the gain recognized (i.e., the excess of the amount realized on the disposition over the exercise price) or (ii) the excess of the fair market value of the shares transferred upon exercise over the exercise price for such shares. If the optionee is subject to Section 16(b) of the Exchange Act, special rules may apply to determine the amount of ordinary income recognized upon the disposition. The balance, if any, of the optionee's gain over the amount treated as ordinary income on disposition generally will be treated as long- or short-term capital gain depending upon whether the holding period applicable to long-term capital assets is satisfied. The Company normally would be entitled to a federal income tax deduction equal to any ordinary income recognized by the optionee, provided the Company satisfies applicable federal income tax withholding requirements.

         If the shares of Common Stock transferred upon the exercise of an incentive stock option are disposed of after the holding periods have been satisfied, such disposition will result in a long-term capital gain or loss with respect to the difference between the amount realized on the disposition and the exercise price. The Company will not be entitled to a federal income tax deduction as a result of a disposition of such shares after these holding periods have been satisfied.

VOTE REQUIRED

         Approval of the Option Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company present, or represented and entitled to vote, at the Annual Meeting.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
                VOTE IN FAVOR OF THE AMENDMENT OF THE OPTION PLAN

                PROPOSAL 3 - AMENDMENT TO THE COMPANY'S EMPLOYEE
                               STOCK PURCHASE PLAN

INTRODUCTION

         Effective January 31, 1994, the Board of Directors of the Company adopted Firstwave Technologies, Inc. Employee Stock Purchase Plan (the "Purchase Plan"), as hereinafter described. The Purchase Plan is intended to comply with
Section 423 of the Code. The Purchase Plan currently provides that eligible employees of the Company and designated subsidiaries may be granted rights to purchase a maximum of 70,000 shares of Common Stock. As of March 20, 2001, 60,578 shares had been purchased under the Purchase Plan, leaving only 9,422 shares available for future purchases.

         The purpose of the Purchase Plan is to enable eligible employees of the Company to purchase Common Stock on advantageous terms and thereby allow such employees to share in the success of the Company and to encourage them to remain in the service of the Company. The proposed amendment of the Purchase Plan, if approved by the shareholders of the Company, would increase from 70,000 to 90,000 the total number of shares available for purchase under the Purchase Plan. If the amendment of the Purchase Plan is approved, the Company will have 29,422 shares available for future purchase under the Purchase Plan.

         The following description of the Purchase Plan is qualified in its entirety by reference to the applicable provisions of the plan document.

DESCRIPTION OF THE PURCHASE PLAN

         The Purchase Plan is administered by a committee of the Board of Directors made up of two or more members. The Compensation Committee of the Board of Directors presently serves in this capacity.

         The Purchase Plan generally operates on a calendar quarter basis. Eligible employees desiring to participate must elect to do so at least ten days prior to the commencement of each quarterly period. Each participant may elect to contribute up to 10% of his total compensation. Payment is made through payroll deductions.

         Any employee of the Company who is customarily employed for more than 20 hours per week and for more than five months during a calendar year may elect to purchase Common Stock through participation in the Purchase Plan. However, no eligible employee will be granted a right to purchase stock under the Purchase Plan, however (i) if that employee would then own stock, or hold options or rights to purchase stock, representing 5% or more of the total combined voting power or value of all classes of stock of the Company; or (ii) which would permit that participant's rights to purchase shares of Common Stock under all employee stock purchase plans of the Company to accrue at a rate in excess of $25,000 in fair market value of the shares (determined when the right to purchase is granted) for each calendar year in which the right to purchase stock is at any time outstanding. As of March 20, 2001, approximately 34 employees were eligible to receive rights to purchase stock under the Purchase Plan.

         The Purchase Plan operates as follows. On the first day of each quarterly period, a participant will be granted a right to purchase a fixed maximum number of whole shares of Common Stock that can be purchased on the last day of the quarterly period. The maximum number is determined by dividing the aggregate amount of the participant's anticipated payroll deductions for the year by 85% of the fair market value of a share of Common Stock on the last day of each quarterly period. Such maximum number of shares is subject to adjustment in the event of the recapitalization of the Company or if the number of shares of Common Stock so purchasable for a quarterly period by all participants would exceed the number of shares then available under the Purchase Plan.

         At the end of each quarterly period, participant contributions will be used to purchase shares of Common Stock at 85% of its fair market value on the date of exercise (the last day of the quarterly period). On March 20, 2001, the closing sale price per share of the Company's Common Stock on the Nasdaq National Market was $1.219. Unless a participant withdraws from the Purchase Plan at least ten days prior to the last day of a quarterly period, that participant's right will be automatically exercised on the last day of the quarterly period for the maximum number of whole shares of Common Stock that may be purchased with the aggregate payroll deductions credited to that participant's account as of that date at the applicable per share purchase price. Any payroll deductions credited to a participant's account during a quarterly period that remain in a participant's account after the automatic exercise of a right for the purchase of whole shares of Common Stock will, absent a timely withdrawal from the Purchase Plan, be applied to the purchase of shares in the immediately succeeding quarterly period.

         A participant who commences participation in the Purchase Plan will be deemed to have elected to continue participation for all subsequent quarterly periods until the participant files a written notice at least ten days prior to the first day of a quarterly period. Otherwise, a participant may withdraw during a quarterly period by filing a written notice at least ten days prior to the last day of the quarterly period. A participant who retires, dies or terminates employment will be deemed to have withdrawn from the Purchase Plan as of the date of retirement, death or termination of employment. If a participant retires, dies or ceases to be employed or otherwise withdraws from the Purchase Plan, the participant or the participant's beneficiary will be entitled to a refund of the amount contributed by the participant. Upon a withdrawal, the participant will receive a cash refund of any amounts then credited to his or her account under the Purchase Plan. A person who is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 may not be allowed to resume participation following a withdrawal for a period of up to six months.

         Any right granted under the Purchase Plan is not transferable during the participant's lifetime. As soon as administratively feasible after the last day of each quarterly period, the Company shall deliver to each participant or, in the alternative, to a custodian designated by the committee administering the Purchase Plan, the shares of Common Stock purchased upon the exercise of the right. In the event of the delivery of a participant's shares of Common Stock to a custodian designated by such committee, the participant may elect at any time thereafter to have such shares delivered to the participant or to an account established by the participant with any brokerage firm. Shares of Common Stock delivered to a participant will be registered in the participant's name (or in the name of the participant and one other designated person as joint tenants with rights of survivorship). Before a right is exercised, the participant has no interest whatsoever in the shares covered by his or her right.

         Shares of Common Stock purchased by a person who is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 may not be sold for a period of six months following the date of purchase, except in the event of the participant's death or disability.

         The Board of Directors may amend or discontinue the Purchase Plan at any time. No amendment that would require the sale of more than the number of shares authorized for issuance under the Purchase Plan will be effective without the approval of the Company's shareholders and shareholder approval must also be obtained for any amendment necessary under the Code or Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

         Upon a termination of the Purchase Plan, each participant will receive a cash refund of any amounts then credited to his or her account thereunder.

FEDERAL INCOME TAX CONSEQUENCES

         Contributions withheld from a participant's regular compensation through payroll deductions are taxable income to the participant, and the participant's cash contributions to the Purchase Plan are not deductible.

         A participant will not recognize income either at the time the right is granted (the "Option Date") or at the time it is exercised (the "Exercise Date"). A participant will be taxed only when he or she disposes of the Common Stock. Unless the disposition occurs by reason of the participant's death, the tax consequences will depend upon the length of time the participant has held the Common Stock.

         If the participant does not dispose of shares of Common Stock until after the expiration of two years from the Option Date, and one year from the Exercise Date (the "Holding Period"), he or she may recognize ordinary income in the amount equal to the lesser of (i) 15% of the fair market value of the shares of Common Stock on the Option Date, or (ii) the amount by which the fair market value of the shares of Common Stock at the time they are sold exceeds the price paid for the shares. Any gain realized in excess of that amount will be taxed as capital gain. If the shares of Common Stock are sold for less than the amount paid by the participant, no ordinary income will be recognized, and the loss will be treated as capital loss.

         If the shares of Common Stock are disposed of before the expiration of the Holding Period, the participant must recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock on the Exercise Date over the amount paid by the participant. Any gain realized in excess of this amount will be taxed as capital gain. Any loss realized on the disposition of shares will be a capital loss measured after the basis of the shares of Common Stock is increased by the amount of ordinary income, if any, recognized on the disposition.

         Some taxpayers may be subject to the alternative minimum tax in the year of an option exercise under the Purchase Plan as a result of the otherwise favorable tax treatment which may apply.

         If the participant holds the Common Stock for the Holding Period, the Company will not be entitled to any deduction when it is sold. However, if the participant sells shares of Common Stock before the expiration of the Holding Period, the Company will be entitled to deduct the amount which the participant is required to recognize as ordinary income.

         If a participant dies while owning shares of Common Stock, the participant's estate will be subject to the Holding Period requirements.

VOTE REQUIRED

         Approval of the Purchase Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company present, or represented and entitled to vote, at the Annual Meeting.

                   THE BOARD OF DIRECTORS RECOMMENDS THAT THE
                       SHAREHOLDERS VOTE IN FAVOR OF THE
                         AMENDMENT OF THE PURCHASE PLAN

                                 OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

                             SOLICITATION OF PROXIES

        The cost of the solicitation of proxies on behalf of the Company will be borne by the Company. Certain directors, officers, and other employees of the Company may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. The Company will reimburse brokers, fiduciaries, custodians, and other nominees for out-of-pocket expenses incurred in sending the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

                             INDEPENDENT ACCOUNTANTS

        The firm of PricewaterhouseCoopers LLP served as the Company's independent accountants for 2000, and the Board of Directors has reappointed this firm as the Company's independent accountants for 2001. A representative of this firm is expected to attend the Annual Meeting to respond to questions from shareholders and to make a statement if he so desires. In 2000, the Company was billed the following fees by PricewaterhouseCoopers:

Audit Fees

         PricewaterhouseCoopers billed the Company $79,500 for audit-related services in 2000.

Financial Information Systems Design and Implementation Fees

        No fees were billed to the Company by PricewaterhouseCoopers for financial information systems design implementation services in 2000.

All other Fees

       The Company was billed $31,500 for non-audit-related services in 2000.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The Audit Committee of the Company's Board of Directors is composed of four members and acts under a written charter first adopted and approved on March 30, 2001. A copy of this charter is attached to this proxy statement as Appendix A. The members of the Audit Committee are independent directors, as defined by its charter and the rules of The Nasdaq Stock Market. The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2000, and discussed these financial statements with the Company's management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, the Company's independent auditors. The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of certain other, non-audit related services to the Company is compatible with maintaining such auditors' independence. Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                                THE AUDIT COMMITTEE
                                                OF THE BOARD OF DIRECTORS
                                                Roger A. Babb
                                                Michael T. McNeight
                                                James R. Porter
                                                John F. Keane, Chairman

                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

         Any proposal that a shareholder may desire to have included in the Company's proxy material for presentation at the 2002 Annual Meeting must be received by the Company at its executive offices at 2859 Paces Ferry Road, Suite 1000, Atlanta, Georgia 30339, Attention: Mr. Richard T. Brock, on or prior to December 2, 2001.

         The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the 2002 Annual Meeting of Shareholders but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by the Company at its principal executive office not later than February 18, 2002, and certain other conditions of the applicable rules of the SEC are satisfied.

                                  ANNUAL REPORT

         The Company's 2000 Annual Report to Shareholders is being mailed to the Company's shareholders with this Proxy Statement.

April 25, 2001
Atlanta, Georgia

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

Organization

There shall be a committee of the Board of Directors of the Firstwave Technologies, Inc. ("Firstwave") to be known as the Audit Committee. The Audit Committee shall be composed of at least three directors of the Company who are independent of the management of the Company and who are independent of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as an Audit Committee member. Members of the Audit Committee shall have a working familiarity with basic finance and accounting practices and have the ability to understand financial statements, including the Company's balance sheet, income statement, and cash flow statement. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication.

Statement of Policy

The Audit Committee shall assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company, the internal financial controls of the Company, and the financial reporting processes of the Company. The Audit Committee shall provide assistance to the corporate officers of the Company in fulfilling their responsibilities to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the Company. It is the responsibility of the Audit Committee to maintain open lines of communication between the directors, the independent auditors, and the financial management of the Company.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the shareholders that the accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. The responsibilities of the members of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

The Audit Committee will:

         -        Meet at least two times per year.

         - Review and recommend the independent auditors to be selected to audit the financial statements of the Company and review and approve the compensation of such independent auditors.

         - Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

         - Oversee the independence of the independent auditors, including ensuring the receipt from the independent auditors of a formal written statement delineating all relationship between the auditors and the Company, consistent with Independence Standards Board Standard 1, and actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors.

         - Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized.

         - Review the audit, after its conclusion, including any comments or recommendations of the independent auditors.

         - Review with the independent auditors and the financial management of the Company the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

         - Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

         - Provide opportunity for the independent auditors to meet with members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

         - Submit minutes of all meetings of the Audit Committee as part of the minutes of the Board of Directors Meetings.

         - Research any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

         - Perform such other functions as assigned by the Board of Directors.

         - To the extent required by generally accepted auditing standards, discuss with the independent auditors certain matters in connection with such auditors' reviews of the Company's quarterly financial statements, for which purpose the Chair of the Audit Committee may represent the entire Audit Committee.

                          FIRSTWAVE TECHNOLOGIES, INC.

                      THIS PROXY IS SOLICITED ON BEHALF OF
             THE BOARD OF DIRECTORS OF FIRSTWAVE TECHNOLOGIES, INC.


     The undersigned shareholder(s) of Firstwave Technologies, Inc., a Georgia Corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 25, 2001, and hereby appoints Richard T. Brock or Judith A. Vitale proxies and attorneys-in-fact, with full power of substitution, on behalf and in the same name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Shareholders of the Company to be held at 2:00 p.m. on Monday, May 14, 2001 at the Corporate Offices of Firstwave Technologies, Atlanta, Georgia, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side:

                          (CONTINUED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                          FIRSTWAVE TECHNOLOGIES, INC.

                                  MAY 14, 2001


                Please Detach and Mail in the Envelope Provided

A [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

                FOR all nominees        WITHHOLD
                 listed at right       AUTHORITY
                   (except as         to vote for
                   indicated         all nominees
                otherwise below)    listed at right                                                     FOR  AGAINST  ABSTAIN
1. ELECTION OF         [ ]                [ ]           NOMINEES:            (2) AMENDMENT OF THE       [ ]    [ ]      [ ]
   DIRECTORS                                            Roger A. Babb            COMPANY'S 1993
                                                        Richard T. Brock         STOCK OPTION PLAN
INSTRUCTIONS: To withhold authority for any             John F. Keane            TO INCREASE THE
individual nominee, mark "FOR" above and                Michael T. McNeight      NUMBER OF SHARES
write the name of the nominee for whom you              James R. Porter          RESERVED FOR FUTURE
wish to withhold authority in the space                                          GRANTS UNDER THE PLAN
provided below:                                                                  FROM 1,200,000 TO
                                                                                 1,400,000.
--------------------------------------------
                                                                             (3) AMENDMENT OF THE COMPANY'S
                                                                                 EMPLOYEE STOCK PURCHASE
                                                                                 PLAN TO INCREASE THE
                                                                                 NUMBER OF SHARES OF COMMON
                                                                                 STOCK RESERVED FOR POSSIBLE
                                                                                 PURCHASE BY COMPANY EMPLOYEES
                                                                                 FROM 70,000 TO 90,000.

                                                                             (4) IN THEIR DISCRETION, TO
                                                                                 TRANSACT SUCH MATTER OR
                                                                                 MATTERS WHICH MAY PROPERLY
                                                                                 COME BEFORE THE MEETING OR
                                                                                 ANY ADJOURNMENT(S) THEREOF.

                                                                             PLEASE COMPLETE, DATE, SIGN AND
                                                                             RETURN THIS PROXY PROMPTLY. THIS
                                                                             PROXY, WHEN PROPERLY EXECUTED, WILL
                                                                             BE VOTED IN ACCORDANCE WITH THE
                                                                             DIRECTIONS GIVEN BY THE UNDERSIGNED
                                                                             SHAREHOLDER(S). IF NO DIRECTION IS
                                                                             MADE, IT WILL BE VOTED FOR THE ITEMS
                                                                             LISTED (1) THROUGH (3) AND AS THE
                                                                             PROXIES DEEM ADVISABLE ON SUCH OTHER
                                                                             MATTERS AS MAY COME BEFORE THE MEETING.

Signature: _______________________   ___________________________        ____________________________________     Date: _____, 2001
                                     Signature (if held jointly)        (Title of authority (if applicable))

NOTE: Please sign exactly as name appears hereon. If shares are registered in more than one name, the signature of all persons is required. A corporation should sign its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by an authorized person.